Exhibit 10.5

                              ENVIROKARE TECH, INC.

                              EMPLOYMENT AGREEMENT

     EMPLOYMENT AGREEMENT, made this 18th day of December, 2000, between Envirokare Tech, Inc., a Nevada corporation having an address of 2470 Chandler Avenue, Suite 5, Las Vegas, Nevada 89120 (the "Company"), and Charles H. Stein, having an address of 5345 Pine Tree Drive, Miami Florida 33140 (the "Executive").

     WHEREAS, the Company desires to employ the Executive as Chairman of the Board of Directors, President and Chief Executive Officer of the Company; and

     WHEREAS, Executive desires to be employed by the Company, on the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, the parties agree as follows:

1.   Employment; Term.

     (a) Employment and Duties. The Company hereby employs Executive and Executive hereby accepts employment by the Company, subject to the terms of this Agreement. Executive shall perform such duties and have such powers and authority as the Board of Directors shall determine, commensurate with Executive's position as the chief executive officer of the Company. Executive's services for the Company shall be rendered at the Company's principal place of business in Boca Raton, Florida, subject to reasonable travel requirements. The Executive shall at all times be subject to and shall observe and carry out such reasonable rules, regulations, policies, directions and restrictions as may be established from time to time by the Company.

     (b) Term. The term of the Executive's employment under this Agreement (the "Term") shall commence on December 31, 2000 and shall end on December 31, 2005, unless sooner terminated as herein provided. The Term may be extended upon the mutual written agreement of the Company and the Executive.

2.   Salary; Reimbursement of Expenses.

     (a) Base Salary. The Executive shall receive a base salary (the "Base Salary") of One Hundred Fifty Six Thousand Dollars ($156,000) per year, payable in substantially equal installments consistent with the Company's normal payroll schedule, but in no event less frequently than bi-weekly, subject to any applicable withholding and other taxes. The Executive's Base Salary shall be reviewed annually by the Board of Directors, on or before


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January 1 of each year,  starting at January 1, 2002,  and may be increased  but may not be decreased; provided, however, that, in addition to any salary increase that may be approved by the Board of Directors, Executive's Base Salary shall be increased (but not reduced) on January 1 of each year, starting January 1, 2002, by the percentage increase, if any, in the Consumer Price Index for the Miami, Florida area over such index in effect on the previous December 31. If the data is not available on such January 1, the salary increase shall not be paid until it is determined, but at that time any unpaid increase from January 1 until the data is available shall be promptly paid in a lump sum.

     (b) Reimbursement of Expenses. The Company shall reimburse the Executive for all reasonable and appropriate or necessary out-of-pocket expenses incurred in connection with his carrying out his duties under this Agreement, in conformity with such procedures as the Company may establish from time to time.

     (c) Automobile. The Executive shall be entitled to reasonable use of an automobile and driver, at Company expense, for local business purposes, not to exceed $400 per month.

3.   Benefits.

     (a) Benefit Plans. The Executive shall be entitled to participate in all medical insurance, disability insurance and life insurance plans from time to time in effect for employees of the Company, generally. All rights to participate in any such plans, and the degree and amount of participation, shall be subject to the terms of the applicable plan documents, generally applicable Company policies, and the actions of any committee responsible for administering such plan. If the Company does not have a medical insurance plan in which the Executive is eligible to participate, the Company will pay the Executive Three Hundred Dollars ($300) per month for medical insurance costs. Such amount will be on a pre-tax basis, and will be in addition to the Executive's Base Salary.

     (b) Vacation. The Executive shall be entitled to four (4) weeks' of vacation each year and shall be entitled to paid holidays consistent with the Company's practices.

4. Stock Option. Subject to the approval of the shareholders of the Company to be granted at its annual meeting in 2001 to increase the number of shares available for grant under the Stock Plan or such increase thereto or replacement therefor as the shareholders shall approve, as total and sole compensation for services rendered to the Company for the year 2000, the Board of Directors of the Company grants to the Executive at the strike price that number of qualified stock options under the Company's 1999 Stock Plan (the "1999 Stock Plan") equal to $100,000 divided by the average of the closing bid/asked price of the Company's common stock (the "Strike Price") as reported on the NASD Bulletin Board on December 22, 2000, the date upon which the Company agreed to employ the Executive, the terms of which are reflected in this agreement. If for any reason this grant does not qualify as a qualified stock option for the purposes of the Internal Revenue Code, such grant shall be

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deemed to be the grant of the same number of  non-qualified  stock options under the 1999 Stock Plan.

     As partial compensation for services to be rendered for calendar year 2001 hereunder, the Board of Directors of the Company grants to the Executive, that number of qualified stock options under the Company's 1999 Stock Plan (the "1999 Stock Plan") equal to $100,000 divided by the Strike Price in January 2001, at an exercise price to be determined by the board of directors at the time of grant, under the 1999 Stock Plan as set forth, described, and subject to the same provisions as contained in the immediately preceding paragraph.

     In addition, subject to the approval of the shareholders of the Company to be granted at its annual meeting in 2001, the Board of Directors of the Company grants to the Executive, at a Strike Price to be determined by the board of directors at the time of grant in January 2001, non-qualified stock options under the 2001 Stock Plan, or such increase thereto or replacement therefor as the shareholders shall approve, such replacement to contain no terms more onerous to the Executive (except as may be required by law or Internal Revenue Service regulations) than the terms of the 1999 Stock Plan, equal to the difference between Two Million (2,000,000) shares and the number of shares granted the Executive under the preceding two paragraphs.

     The Executive acknowledges having received a copy of the 1999 Stock Plan and is aware that it contains limitations on the number of shares, which may be disposed of by the Executive within certain time frames after exercise.

     The Board of Directors will permit the Executive to transfer his stock options, and to have such options exercised by, a trust of which the trustee and the form and substance are acceptable to the Board of Directors, whose consent to all of the foregoing shall not be unreasonably withheld.

5. Exclusivity of Services. The Executive agrees that, during his employment with the Company, he will devote substantially his full business time and energy to the business, affairs and interests of the Company and matters related thereto and shall faithfully and diligently endeavor to promote such business, affairs and interests. Without limiting the generality of the foregoing, the Executive shall not engage in any other employment, occupation, consulting or other business activity related to the business in which the Company is now involved or becomes involved during such employment, nor will the Executive engage in any other activities, including serving as a Director of other companies, that conflict with his obligations to Company. The Company acknowledges that the Executive currently serves on the Board of Directors of New China Homes Ltd. and Advanced Card Technologies Inc.,

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6.   Termination of Employment.

     (a) Death of Executive. If the Executive dies during the Term, this Agreement shall terminate; provided, however, that within thirty (30) days following the later of his death or the final appointment of Executor's personal representatives, the Company shall cause the Executive's heirs or personal representatives to be paid the Executive's accrued but unpaid Base Salary, if any, as of the date of death, as well as payment with respect to any accrued but unused vacation days, if any, as of such date (determined on a prorated basis), with any such payments to made less any applicable withholding and other taxes.

     (b) Disability. If during the Term the Executive becomes physically or mentally disabled, whether totally or partially, so that the Executive is unable substantially to perform his services hereunder, even with reasonable accommodation, for (i) a period of three consecutive months, or (ii) for shorter periods aggregating three months during any six month period, the Company may at any time after the last day of the three consecutive months of disability or the day on which the shorter periods of disability equal an aggregate of three months, by written notice to the Executive, terminate the Term of the Executive's employment hereunder. Nothing in this Section 6(b) shall be deemed to extend the Term. In the event the employment of the Executive is terminated by the Board of Directors pursuant to this Section 6(b), the Executive shall be
(i) paid the then-applicable salary pursuant to Section 2(a) above, for twenty-six (26) weeks after the effective date of such termination and (ii) reimbursed for all expenses pursuant to Sections 2(b) and (c) as of such effective date. Executive shall also be entitled to accrued but unpaid Base Salary, if any, as of the effective date of such termination, as well as payment with respect to any accrued but unused vacation days, if any, as of such date (determined on a prorated basis), with any such payments to made less any applicable withholding and other taxes.

     (c) For Cause. The Company shall have the right, upon written notice thereof to the Executive, to terminate his employment hereunder if the Executive
(A) fails or refuses in any material respect to perform any duties consistent with the terms thereof communicated to him in writing by the Board of Directors,
(B) is grossly negligent in the performance of his duties hereunder, (C) is convicted of a felony or other violation which in the reasonable judgment of the Board of Directors could materially impair the Company from substantially meeting its business objectives, (D) is found to have committed any act of fraud, misappropriation of funds or embezzlement with respect to the Company, or
(E) is found to have misappropriated a corporate opportunity, within the reasonable judgment of the Board of Directors. Upon the termination of the Executive's employment with the Company for cause, the Company shall be under no further obligation to the Executive other than payment of the Executive's accrued but unpaid Base Salary, if any, as of the effective date of such termination, as well as payment with respect to any accrued but unused vacation days, if any, as of such date (determined on a prorated basis), with any such payments to made less any applicable withholding and other taxes.

     In the event of termination of the Term for matters described in items (C),
(D) or (E) of the preceding paragraph, any stock options which the Executive has failed to exercise by notification and payment which must be received by the Company prior to the sending of

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notification  of  termination  to the  Executive by or on behalf of the Board of
Directors, shall be deemed non-exercisable and such grant shall be of no further effect.

     (d) Without Cause. In the event the employment of the Executive is terminated by the Board of Directors for any reason other than as stated in
Section 6(b) or (c), any such termination deemed for the purposes hereof to be "without cause", the Executive shall be (i) paid the then-applicable salary pursuant to Section 2(a) above, for twenty-six (26) weeks after the effective date of such termination and (ii) reimbursed for all expenses pursuant to
Section 2(b) as of such effective date. Executive shall also be entitled to accrued but unpaid Base Salary, if any, as of the effective date of such termination, as well as payment with respect to any accrued but unused vacation days, if any, as of such date (determined on a prorated basis), with any such payments to made less any applicable withholding and other taxes.

     In the event of termination of employment under this subsection, the Executive shall have the right to exercise any then unexercised stock options in accordance with the provisions of the Stock Plan or any subsequent plan pursuant to which options will have been granted to the Executive.

     (e) Survival of Obligations.  The obligations of the Executive set forth in
Section 7 (referring to confidentiality), Section 8 (referring to non-solicitation), and Section 9 (referring to non-competition) will survive the termination of Executive's employment hereunder, regardless of cause.

7.   Confidential Information.

     (a) Company Information. The Executive agrees at all times during the term of his employment or other involvement with the Company and thereafter to hold in strictest confidence, and not to use, except for the benefit of the Company, or to disclose to, or permit the use by, any person, firm or corporation without written authorization of its Board of Directors, any Confidential Information of the Company. The Executive understands that "Confidential Information" means any Company proprietary information, technical data, trade secrets or know-how or other business information disclosed to the Executive by the Company, either directly or indirectly in writing, orally or by drawings or inspection of parts or equipment, including, but not limited to:

     (i)  formulas,  research  and  development  techniques,   processes,  trade
secrets, computer programs, software (including, without limitation, all programs, specifications, applications, routines, subroutines, techniques and ideas for formulae), electronic codes, mask works, inventions, machines, innovations, ideas, designs, creations, writings, books and other works of authorship, patents, patent applications, discoveries, methods, improvements, data, formats, test results, projects and research projects;

     (ii) information about costs, profits, markets, sales, contracts and lists of customers, and distributors, business, marketing, and strategic plans; forecasts, unpublished financial

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information, budgets, projections, and customer identities,  characteristics and agreements as well as all business opportunities, conceived, designed, devised, developed, perfected or made by the Executive, whether alone or in conjunction with others, and related in any manner to the actual or anticipated business of the Company or to actual or anticipated areas of research and development; and

     (iii) employee personnel files and compensation information.

The Executive further understands that Confidential Information does not include any of the foregoing items which (i) has become publicly known or made generally available to the public through no wrongful act of the Executive, (ii) has been disclosed to the Executive by a third party having no duty to keep Company matters confidential, (iii) has been developed by the Executive independently of his employment by the Company, (iv) has been disclosed by the Company to a third party without restrictions on disclosure, or (v) has been disclosed with the Company's consent. The Executive further agrees that all Confidential Information shall at all times remain the property of the Company.

     (b) Mandated Disclosure. In the event that Executive is ordered to disclose the Company's Confidential Information pursuant to a judicial or governmental request, requirement or order, the Executive shall promptly notify the Company and take reasonable steps to assist the Company in contesting such request, requirement or order or in otherwise in protecting the Company 's rights prior to disclosure.

8. Non-Solicitation. The Executive agrees that he shall not during his employment or other involvement with the Company and for a period of twelve (12) months immediately following the termination of his employment or such other involvement with the Company, for any reason, whether with or without cause, (i) either directly or indirectly solicit or take away, or attempt to solicit or take away employees of the Company, either for his own business or for any other person or entity, or (ii) either directly or indirectly recruit, solicit or otherwise induce or influence any proprietor, partner, stockholder, lender, director, officer, employee, sales agent, joint venturer, investor, lessor, supplier, customer, agent, representative or any other person which has a business relationship with the Company to discontinue, reduce or modify such employment, agency or business relationship with the Company.

9.   Covenants Against Competition.

     (a) Definitions. For the purposes of this Section:

          (i) "Competing Product" means any product, process, or service of any person or organization other than the Company, in existence or under development
(A) which is identical to, substantially the same as, or an adequate substitute for any product, process, or service of the Company, in existence or under development, on which the Executive works during the time of his employment with the Company or about which the Executive acquires

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Confidential  Information,  and (B) which is (or could reasonably be anticipated to be) marketed or distributed in such a manner and in such a geographic area as to actually compete with such product, process or service of the Company.

          (ii) "Competing Organization" means any person or organization, including the Executive, engaged in, or about to become engaged in, research on or the acquisition, development, production, distribution, marketing, or providing of a Competing Product.

     (b) Non-Competition. As a material inducement to the Company to employ or continue the employment of the Executive, and in order to protect the Company's Confidential Information and good will, the Executive agrees to the following stipulations:

          (i) For a period of twelve (12) months after termination of his employment with the Company or its affiliates for any reason, whether with or without cause, the Executive will not directly or indirectly solicit or divert or accept business relating in any manner to Competing Products or to products, processes or services of the Company, from any of the customers or accounts of the Company with which the Executive had any contact as a result of his employment.

          (ii) For a period of twelve (12) months after termination of his employment with the Company for any reason, whether with or without cause, the Executive will not (A) render services directly or indirectly, as an employee, consultant or otherwise, to any Competing Organization in connection with research on or the acquisition, development, production, distribution, marketing or providing of any Competing Product, or (B) own or finance, directly or indirectly, any interest in any Competing Organization.

     (c) Modification of Restrictions. The Executive agrees that the restrictions set forth in this Section are fair and reasonable and are reasonably required for the protection of the interests of the Company. However, should an arbitrator or court nonetheless determine at a later date that such restrictions are unreasonable in light of the circumstances as they then exist, then the Executive agrees that this Section shall be construed in such a manner as to impose on the Executive such restrictions as may then be reasonable and sufficient to assure Company of the intended benefits of this Section.

10. Equitable Remedies. The Executive agrees that it would be impossible or inadequate to measure and calculate the Company's damages from any breach of the covenants set forth in Sections 7, 8 and 9 herein. Accordingly, at the sole discretion of the Company, the Executive agrees that if he breaches any of such Sections, the Company will have, in addition to any other right or remedy available, the right to obtain an injunction from a court of competent jurisdiction restraining such breach or threatened breach and to specific performance of any such provision of this Agreement and, if it prevails in such a proceeding, the right to recover from the Executive the costs and expenses thereof, including reasonable attorneys' fees.


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11.  Representations and Warranties of Executive.  The Executive  represents and warrants as follows: (i) that he has no obligations, legal or otherwise, inconsistent with the terms of this Agreement or with his undertaking a relationship with the Company; and (ii) that he has not entered into, nor will he enter into, any agreement (whether oral or written) in conflict with this Agreement.

12. Settlement by Arbitration. Any claim or controversy that arises out of or relates to this Agreement, or the breach of it, will be settled by arbitration in accordance with the rules of the American Arbitration Association. In such cases, the parties will submit their differences to three arbitrators: one to be selected by the Company, one to be selected by the Executive, and the third to be selected by the arbitrators named by the parties hereto. Should the two arbitrators not be able to agree on the choice of the third, then the third arbitrator shall be chosen by the American Arbitration Association. Arbitration shall take place in Miami, Florida. In the event of disagreement among the arbitrators, the decision will rest with the majority. The decision of the majority of the arbitrators shall be binding upon the parties hereto without appeal and may be entered as a judgment in any court of competent jurisdiction. Unless otherwise ordered by the arbitrators, (a) the Company and the Executive each shall pay its own expenses in connection with the arbitration and (b) the expenses of the arbitrators shall be shared equally between the Company, on the one hand, and the Executive, on the other. The arbitrators may order the payment of costs and expenses of the arbitration against either party. The parties shall be entitled to the same rights of discovery in the proceedings as would be available to them were there to be an action brought in the federal court of the State of Florida.

13.  Miscellaneous.

     (a) Entire Agreement. This Agreement, together with the Stock Plan, contains the entire understanding of the parties with respect to the subject matter. It may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

     (b) No Waiver. The failure of either party to insist on strict compliance with the terms of this agreement in any instance or instances will not be deemed a waiver of any such term of this Agreement or of that party's right to require strict compliance with the terms of this Agreement in any other instance.

     (c) Captions and Headings. The captions and Section headings used in this Agreement are for convenience of reference only, and shall not affect the construction or interpretation of this Agreement or any of the provisions hereof.

     (d) Successors and Assigns. This Agreement shall be binding on and inure to the benefit of the successors in interest of the parties, including, in the case of the Executive, his heirs, executors and estate. The Executive may not assign his obligations under this Agreement. Any attempt to do so shall entitle the Company to terminate this Agreement,

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under the  provisions  of Section  6(c) hereof,  for cause.  The Company may not assign its obligations under this Agreement, except with the prior written consent of the Executive.

     (e) Notices. Any notices or other communications provided for hereunder shall be given by certified or express mail or express courier services provided that the same are addressed to the party required to be notified at its address first written above, or such other address as may hereafter be established for notices, and any such notices or other communications shall be deemed received on the earlier of (i) actual receipt, (ii) three (3) business days after mailing, or (iii) the first business day after pick-up by the delivery service. The parties' telecopier numbers are as follows: Company - (702) 262-1909; Executive - (____) ____-_____.

     (f) Severability. If any term or condition of this Agreement shall be invalid or unenforceable to any extent or in any application, then the remainder of this Agreement, and such term or condition except to such extent or in such application, shall not be affected thereby, and each and every term and condition of this Agreement shall be valid and enforceable to the fullest extent and in the broadest application permitted by law.

     (g) Principal Office. The principal office of the Company is currently in Nevada. To the extent the change to Boca Raton, Florida, requires a change in the "by-laws" of the Company, the Board of Directors hereby amends the by-laws accordingly.

     (h) Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Florida without giving effect to its principles on conflict of laws.


     IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement as of the date and year first above written.

                                            ENVIROKARE TECH, INC.



                                            By:  /s/ Richard M. Clark
                                                 ------------------------------
                                                     Name:    Richard M. Clark
                                                     Title:   President
                                                              duly authorized

                                            EXECUTIVE



                                            /s/ Charles H. Stein
                                            ------------------------------------
                                            Charles H. Stein

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